As filed with the Securities and Exchange Commission on June 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EPR PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	43-1790877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200 Kansas City, Missouri	64106
(Address of Principal Executive Offices)	(Zip Code)

EPR Properties 2016 Equity Incentive Plan

(Full title of the plan)

Paul R. Turvey

Senior Vice President, General Counsel and Secretary

EPR Properties

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(Name and address of agent for service)

(816) 472-1700

(Telephone number, including area code, of agent for service)

Copies to:

B. Scott Gootee

Stinson LLP

1201 Walnut, Suite 2900

Kansas City, Missouri 64106

(816) 842-8600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by EPR Properties (the “Registrant”) for the purpose of registering an additional 2,000,000 shares of the Registrant’s common shares of beneficial interest reserved for issuance under the EPR Properties 2016 Equity Incentive Plan (as amended and restated on May 6, 2025), as approved by the Registrant’s shareholders at the Registrant’s 2025 annual meeting of shareholders.

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 3, 2016 (File No. 333-211815) and June 9, 2021 (File No. 333-256932).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed below have been filed by the Registrant under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are incorporated herein by reference (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

1. The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 (including information specifically incorporated by reference into its Annual Report on Form 10-K for the year ended December 31, 2024 from its definitive proxy statement on Schedule 14A filed with the Commission on March 27, 2025);

2. The Registrant’s Quarterly Report on Form 10-Q for the first quarter ended March 31, 2025;

3. The Registrant’s Current Reports on Form 8-K filed on January  27, 2025 and May 6, 2025; and

4. The description of the Registrant’s common shares included in its Registration Statement on Form 8-A filed with the Commission on November 4, 1997, as updated by the Description of Securities Registered under Section 12 of the Exchange Act, which is attached as Exhibit 4.12 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, including any amendments and reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the Commission) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Composite of Amended and Restated Declaration of Trust of the Registrant (inclusive of all amendments through May 26, 2023), which is attached as Exhibit 3.1 to the Registrant’s Form 10-Q (Commission File No. 001-13561) filed on August 3, 2023, is hereby incorporated by reference as Exhibit 4.1

4.2	Articles Supplementary designating the powers, preferences and rights of the 5.750% Series C Cumulative Convertible Preferred Shares, which is attached as Exhibit 3.2 to the Registrant’s Form 8-K (Commission File No. 001-13561) filed on December 21, 2006, is hereby incorporated by reference as Exhibit 4.2

4.3	Articles Supplementary designating powers, preferences and rights of the 9.000% Series E Cumulative Convertible Preferred Shares, which is attached as Exhibit 3.1 to the Registrant’s Form 8-K (Commission File No. 001-13561) filed on April 2, 2008, is hereby incorporated by reference as Exhibit 4.3

4.4	Articles Supplementary designating the powers, preferences and rights of the 5.750% Series G Cumulative Redeemable Preferred Shares, which is attached as Exhibit 3.1 to the Registrant’s Form 8-K (Commission File No. 001-13561) filed on November 30, 2017, is hereby incorporated by reference as Exhibit 4.4

4.5	Amended and Restated Bylaws of the Company (inclusive of all amendments through May 30, 2019), which is attached as Exhibit 3.2 to the Registrant’s Form 8-K (Commission File No. 001-13561) filed on May 30, 2019, is hereby incorporated by reference as Exhibit 4.5

5.1*	Opinion of Stinson LLP regarding legality

23.1*	Consent of KPMG LLP

23.2*	Consent of Stinson LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page to this Registration Statement)

99.1	EPR Properties 2016 Equity Incentive Plan (as amended and restated on May 6, 2025), which is attached as Exhibit 10.1 to the Registrant’s Form 8-K (Commission File No. 001-13561) filed on May 6, 2025, is hereby incorporated by reference as Exhibit 99.1

107*	Filing Fee Table

*	Each document marked with an asterisk is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 3rd day of June, 2025.

EPR Properties,
a Maryland real estate investment trust

By:	/s/ Paul R. Turvey
Name:	Paul R. Turvey
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gregory K. Silvers, Mark A. Peterson and Paul R. Turvey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the Registration Statement and other documents in connection with the Registration Statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Gregory K. Silvers Gregory K. Silvers	Chairman of the Board of Trustees, President, Chief Executive Officer (Principal Executive Officer) and Trustee	June 3, 2025

By:	/s/ Mark A. Peterson Mark A. Peterson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 3, 2025

By:	/s/ Tonya L. Mater Tonya L. Mater	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 3, 2025

By:	/s/ Peter C. Brown Peter C. Brown	Trustee	June 3, 2025

By:	/s/ William P. Brown William P. Brown	Trustee	June 3, 2025

By:	/s/ John P. Case III John P. Case III	Trustee	June 3, 2025

By:	/s/ James B. Connor James B. Connor	Trustee	June 3, 2025

By:	/s/ Virginia E. Shanks Virginia E. Shanks	Trustee	June 3, 2025

By:	/s/ Robin P. Sterneck Robin P. Sterneck	Trustee	June 3, 2025

By:	/s/ John Peter Suarez John Peter Suarez	Trustee	June 3, 2025

By:	/s/ Lisa G. Trimberger Lisa G. Trimberger	Trustee	June 3, 2025

By:	/s/ Caixia Y. Ziegler Caixia Y. Ziegler	Trustee	June 3, 2025